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                                                                     EXHIBIT 5.1






____________, 2002

Rent-A-Center, Inc.
5700 Tennyson Parkway
Third Floor
Plano, Texas  75024

         Re: Rent-A-Center, Inc. - Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel for Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration statement on Form S-3 (the "ABBREVIATED REGISTRATION STATEMENT") filed by the Company with the Securities and Exchange Commission (the "COMMISSION") under Rule 462(b) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the offering and sale by (i) Apollo Investment Fund IV, L.P., a Delaware limited partnership ("APOLLO INVESTMENT"), (ii) Apollo Overseas Partners IV, L.P., an exempted limited partnership registered in the Cayman Islands ("APOLLO OVERSEAS" and, together with Apollo Investment, the "APOLLO ENTITIES"), (iii) Bear Stearns MB 1998-1999 Pre-Fund, LLC (as successor to or assignee of RC Acquisition Corp., a Delaware corporation) ("BEAR FUND" and, together with the Apollo Entities, the "SELLING STOCKHOLDERS"), of an aggregate of 437,000 shares (the "SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK") issuable upon conversion of shares of the Company's Series A Preferred Stock held by the Selling Stockholders pursuant to the terms of that certain underwriting agreement (the "UNDERWRITING AGREEMENT") entered into by the Company, the Selling Stockholders, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Bear, Stearns & Co. Inc., SunTrust Capital Markets, Inc., and First Union Securities, Inc., as representatives of the several underwriters listed on
Schedule I to the Underwriting Agreement (the "UNDERWRITERS"). The Shares are to be purchased by the Underwriters and offered for sale to the public together with the securities registered pursuant to a registration statement on Form S-3 (File No. 333-87752) of the Company that was declared effective on May 22, 2002 (the "INITIAL REGISTRATION STATEMENT" and, together with the Abbreviated Registration Statement, the "REGISTRATION STATEMENTS").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of our opinion, including: (i) the Registration Statements; (ii) the Underwriting Agreement; (iii) the Amended and Restated Certificate of Incorporation of the Company; (iv) the Amended and Restated Bylaws of the Company; and (v) certain resolutions adopted by the Finance Committee of the Board of Directors of the Company



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Rent-A-Center, Inc.

_______________, 2002
Page 2


and the Board of Directors of the Company, in each case relating to the Registration Statements, the issuance and sale of the Shares and related matters.

         Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that, upon delivery to the Company of the shares of Series A Preferred Stock for conversion by the Selling Stockholders and compliance with the conversion provisions of the Certificate of Designations, Preferences, and Relative Rights and Limitations of the Series A Preferred Stock of the Company by them, the Shares to be sold by the Selling Stockholders as described in the Registration Statements will be validly issued, fully paid and nonassessable.

         Our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America, and we do not express any opinion as to the applicability of or the effect thereon of the laws of any jurisdiction. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom.

         We hereby consent to the filing of this opinion as an exhibit to the Abbreviated Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.


                                       Very truly yours,




                                       Winstead Sechrest & Minick P.C.